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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Buffets, Inc. on Form S-4 of our report dated May 22, 2002, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Historical Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
August 15, 2002